Registration No. 33-_________


     SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C.  20549
     ______________________

     FORM S-8

     REGISTRATION STATEMENT
     Under
     The Securities Act of 1933

     WATERS INSTRUMENTS, INC.
     (Exact Name of Registrant as Specified in its Charter)

                  Minnesota                                  41-
0832194
           (State or Other Juris-                    (I.R.S.
Employer
          diction of Incorporation                Identification
Number)
             or Organization)

     2411 Seventh Street N.W.
     Rochester, Minnesota 55901
     (Address of Principal Executive Office and Zip Code)



     Waters Instruments, Inc. 1995 Stock Option Plan
     (Full Title of the Plan)


     Jerry W. Grabowski
     President, Chief Executive Officer and Chief Financial
Officer
     Waters Instruments, Inc.
     2411 Seventh Street N.W.
     Rochester, Minnesota 55901
     (507) 288-7777
     (Name, Address and Telephone Number, Including Area Code, of
Agent for Service)

     Copies to:
     Elizabeth M. Reiskytl
     Fredrikson & Byron, P.A.
     1100 International Centre
     Minneapolis, Minnesota  55402



     CALCULATION OF REGISTRATION FEE

Title of Securities
to be Registered

Amount to be
Registered(1)
Proposed Maximum
Offering Price
Per Share(2)
Proposed
Maximum
Aggregate
Offering Price(2)

Amount of
Registration FeeOptions to PurchaseCommon Stock under the 1995
Plan

Common Stock issuable upon exercise of options granted under the 1995 Plan

TOTAL:Indefinite150,000 shares$ 0.00$4.3125      $
0.00$646,875.00      $ 0.00$223.06$223.06
<F1>
(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant's Common Stock on December 5, 1995.





     PART II
     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The Registrant hereby incorporates by
reference into this Registration Statement the documents listed in (a) through (c) below:

          (a)  The Registrant's latest annual report
filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or either (I) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or (II) the Registrant's effective registration statement on Form 10 or 10-SB filed under the Securities Exchange
Act of 1934 containing audited financial statements for the Registrant's latest fiscal year;

          (b)  All other reports filed pursuant to
Section 13(a) or 15(d) of the
 Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant document referred to in (a) above;

          (c) If the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934, the description of such class of securities contained in a registration statement filed under such Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the
Registrant pursuant to Sections 13(a),
13(c), 14 and 15(d) of the Securities Exchange Act of
1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Under Minnesota corporate law, a corporation shall, unless prohibited or limited by its Articles of Incorporation or Bylaws, indemnify its directors, officers, employees and agents against judgments, penalties, fines, settlements, expenses and disbursements incurred by such person who was, or is threatened to be, made a party to a proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation if generally, with respect to the acts or omissions of the person complained of in the proceeding, the person:
(i) has not been indemnified by another organization with respect to the same acts or omissions; (ii) acted in good faith, (iii) received no improper personal benefit; (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (v) reasonably believed the conduct was in the best interests of the corporation or, in certain circumstances, reasonably believed that the conduct was not opposed to the best interests of the corporation.
Minnesota corporate law also provides that a corporation may purchase and maintain insurance on behalf of any indemnified party against any liability asserted against such person, whether or not the corporation would have been required to indemnify the person against liability under the provisions of Minnesota corporate law. The Registrant's Articles of
Incorporation and Bylaws do not limit the Registrant's obligation to indemnify such persons.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          5    Opinion and Consent of Fredrikson &
Byron, P.A. relating to the legality of securities under the 1995 Stock Option Plan.

          23.1 Consent of Fredrikson & Byron, P.A. -- included in their opinion filed as Exhibit 5.

          23.2 Consent of McGladrey & Pullen LLP.

          24   Power of Attorney from certain
directors.

Item 9.   Undertakings.

          (a)  The undersigned Registrant hereby
undertakes:

               (1)  To file, during any period in which
offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i)  To include any prospectus
required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus
any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                    (iii)     To include any material
information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    Provided, however, that paragraphs
(a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration
Statement.

               (2)  That, for the purposes of
determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3)  To remove from registration by
means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)  The undersigned Registrant hereby
undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section
13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration
Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)  Insofar as indemnification for
liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.


     SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester and State of Minnesota, on the 6th day of December, 1995.

                         WATERS INSTRUMENTS, INC.
                         (the "Registrant")

                         By /s/ Jerry W. Grabowski
                             Jerry W. Grabowski,
President, Chief Executive Officer,
                              Chief Financial Officer,
Secretary and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     (Power of Attorney)

     Each of the undersigned constitutes and appoints
Jerry W. Grabowski his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8
Registration Statement of Waters Instruments, Inc.
relating to the Company's 1995 Stock Option Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Signature                Title
Date


/s/ Jerry W. Grabowski        President, Chief
Executive Officer   December 6, 1995
Jerry W. Grabowski            Chief Financial Officer,
Secretary,
                         Treasurer and Director
(principal
                         executive officer and
principal
                         financial and accounting
officer)

/s/ Stewart D. Siebens        Chairman of the Board and
Stewart D. Siebens            Director


/s/ Charles G. Schiefelbein        Director
December 6, 1995
Charles G. Schiefelbein


     SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C.  20549






     WATERS INSTRUMENTS, INC.



     Form S-8 Registration Statement




     E X H I B I T  I N D E X



Exhibit
Number              Exhibit Description

 5        Opinion and Consent of counsel re securities
             under the Plan
23.1           Consent of counsel (included in Exhibit
5)
23.2      Consent of independent accountants
24        Power of attorney (included on signature
page)